Exhibit 10.2

TRANSUNION
2015 OMNIBUS INCENTIVE PLAN
GRANT NOTICE
RESTRICTED STOCK UNITS
AND
PERFORMANCE SHARE UNITS
U.S. Employees
TransUnion (the “Company”), pursuant to the TransUnion 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant identified below an award of (i) Restricted Stock Units that are contingent upon the Participant’s continued employment (the “Restricted Stock Units”), and (ii) Restricted Stock Units that are contingent upon the Participant’s continued employment and satisfaction of Performance Goals (the “Performance Share Units”) in such numbers as set forth below. Any reference hereunder to an “Award” shall mean, collectively or individually, Restricted Stock Units and Performance Share Units. Awards are subject to all of the terms and conditions as set forth herein, in the Award Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:	[•]
Date of Grant:	[•]
Number of Restricted Stock Units:	[•]
Number of Performance Share Units:	[•]
Performance Period for Performance Share Units:	[•]
Dividend Equivalents:
The holder of an outstanding Award shall be entitled to be paid dividend equivalent payments (in respect of the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends. Such dividend equivalents shall be subject to the vesting of the applicable Award to which the dividend equivalent relates and shall be payable at the same time as such applicable Award is settled (and, with respect to Performance Share Units, the applicable number of Performance Share Units that are earned). If such Award is forfeited without vesting, the Participant shall have no right to such dividend equivalent payments.

Vesting Schedule:
1.Vesting of Restricted Stock Units. Except as provided otherwise in Sections 3 and 4 below, Restricted Stock Units will become vested if and only if the Participant remains continuously employed by the Company Group through [•].

2.Vesting of Performance Share Units. The extent to which the Performance Components are satisfied and the number of Performance Share Units that become vested shall be calculated with respect to each Performance Component as identified below. All determinations with respect to each Performance Component shall be made by the Committee in its sole discretion and, in the absence of manifest error, such determinations shall be binding and conclusive (except as required by applicable law). The applicable Performance Components shall not be achieved and the Performance Share Units shall not vest (i) until the Committee certifies that such Performance Components have been met and (ii) except as provided otherwise in Sections 3 and 4 below, unless the Participant has remained continuously employed by the Company Group through [•].
(a)Revenue CAGR Performance Component. The total number of Performance Share Units that become vested based on the achievement of cumulative revenue compound annual growth rate (“Revenue CAGR”) performance levels shall be equal to (x) the total number of Performance Share Units multiplied by (y) a Performance Component relative weighting factor equal to [•]%, multiplied by (z) the applicable Achievement Percentage, determined as follows, and rounded down to the nearest whole Performance Share Unit:

Level of Achievement	Cumulative 3-year Revenue CAGR	Percentage of Award Earned
Below Threshold	Less than [•]%	[•]%
Primary Threshold	[•]%	[•]%
Secondary Threshold	[•]%	[•]%
Target	[•]%	[•]%
Maximum	[•]%	[•]%

(b)Relative Total Shareholder Return Position Performance Component. The total number of Performance Share Units that become vested based on the achievement of relative total shareholder return position (“Relative Total Shareholder Return”) performance levels shall be equal to (x) the total number of Performance Share Units multiplied by (y) a Performance Component relative weighting factor equal to [•]%, multiplied by (z) the applicable Achievement Percentage, determined as follows, and rounded down to the nearest whole Performance Share Unit:

Level of Achievement	Relative TSR Percentile Rank	Percentage of Award Earned
Below Threshold	Less than [•] Percentile	[•]%
Threshold	[•] Percentile	[•]%
Target	[•] Percentile	[•]%
Maximum	[•] Percentile and above	[•]%

The Committee shall determine (i) the Total Shareholder Return for the Company for the Performance Period, (ii) the Total Shareholder Return for each Peer Group Member for the Performance Period, and (iii) the Relative TSR Percentile Rank for the Company. Notwithstanding anything to the contrary herein, if the Total Shareholder Return for the Company is negative over the Performance Period, then the Achievement Percentage in respect of the Company’s Relative Total Shareholder Return Position shall not exceed 100%.

(c)Adjusted EBITDA CAGR Performance Component. The total number of Performance Share Units that become vested based on the achievement of cumulative Adjusted EBITDA compound annual growth rate (“Adjusted EBITDA CAGR”) performance levels shall be equal to (x) the total number of Performance Share Units multiplied by (y) a Performance Component relative weighting factor equal to [•]%, multiplied by (z) the applicable Achievement Percentage, determined as follows, and rounded down to the nearest whole Performance Share Unit:

Level of Achievement	Cumulative 3-year Adjusted EBITDA CAGR	Percentage of Award Earned
Below Threshold	Less than [•]%	[•]%
Primary Threshold	[•]%	[•]%
Secondary Threshold	[•]%	[•]%
Target	[•]%	[•]%
Maximum	[•]%	[•]%

(d)With respect to Adjusted EBITDA CAGR and Revenue CAGR, the cumulative compound annual growth rate, which represents the constant rate by which the Base Year must grow such that the sum of the compounded years equals the sum of the actual years, shall be determined using Adjusted EBITDA or Revenue, as applicable, for the [•] fiscal year (the “Base Year”) as the initial measurement amounts, and Adjusted EBITDA or Revenue, as applicable, for the [•] fiscal year as the final measurement amount.
3.Termination of Employment. If the Participant’s employment with the Company Group terminates for any reason while any Award remains outstanding and eligible to vest, the Participant shall forfeit all unvested Awards (and, as a result, shall forfeit all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid pursuant to such Award); provided, however, that
(a)if termination results from Participant’s Disability or death, (i) the Restricted Stock Units granted hereunder will vest immediately in full on the date of such termination (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Restricted Stock Units), and (ii) the Performance Share Units granted hereunder will vest immediately at the “Target” level of performance on the date of such termination (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Performance Share Units); and
(b)if termination results from the Participant’s Retirement, then with respect to any Award that was granted in a calendar year prior to the calendar year of Retirement (i) a prorated portion of the Restricted Stock Units, based on the number of full and partial months worked during the period beginning on [•] and ending [•], will vest immediately (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Restricted Stock Units), and (ii) a prorated portion of the Performance Share Units, based on the number of full and partial months worked during the period beginning on [•] and ending [•], will remain outstanding and will vest in accordance with the terms and provisions hereof in the same manner as if the Participant’s employment had continued through [•] in accordance with the terms of Section 1, to the extent that such conditions to vesting other than continued employment have been met and Performance Components satisfied (and, as a result, Participant shall be entitled to a prorated portion of the shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Performance Share Units).
4.Change in Control. If a Change in Control occurs, the following provisions shall apply with respect to the vesting of the Awards:
(a)To the extent the successor entity in the Change in Control does not assume the Awards or substitute the Awards with an equivalent award on terms that are no less favorable to the Participant as compared to the Award:
(i)the Restricted Stock Units granted hereunder will vest immediately in full upon the effective date of the Change in Control (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Restricted Stock Units); and
(ii)if the Change in Control occurs prior to the Committee’s certification of the achievement of the Performance Components as provided under Section 2 herein, then the Performance Share Units granted hereunder will vest immediately upon the effective date of the Change in Control based on the achievement (or deemed achievement) of the Performance Components, as follows: (x) the Relative Total Shareholder Return Performance Component will be measured and the corresponding Level of Achievement determined as of the effective date of the Change in Control, and (y) the Revenue CAGR and Adjusted EBITDA CAGR Performance Components shall be deemed achieved at the “Target” Level of Achievement (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Performance Share Units).
(b)To the extent the successor entity in the Change in Control assumes the Awards or substitutes the Awards with an equivalent award on terms that are no less favorable to the Participant as compared to the Award, a “Qualifying Termination” (as such term is used in Section 12(c) of the Plan) shall mean a Triggering Event occurring prior to the second anniversary of the effective date of such Change in Control, and
(i)the Restricted Stock Units granted hereunder will vest immediately in full upon a Triggering Event (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Restricted Stock Units); and
(ii)if the Change in Control occurs prior to the Committee’s certification of the achievement of the Performance Components, the Performance Share Units granted hereunder will vest immediately upon a Triggering Event based on the achievement (or deemed achievement) of the Performance Components at the levels determined in accordance with clauses (x) and (y) of Section 4(a)(ii) above (and, as a result, Participant shall be entitled to all shares of Common Stock, or cash, and any related dividend equivalents that may otherwise have been delivered or paid in connection with such Performance Share Units).
5.Definitions. For the purposes of this Grant Notice:
(a)“Achievement Percentage” means the “Percentage of Award Earned” specified with respect to the “Below Threshold,” “Primary Threshold,” “Secondary Threshold,” “Threshold,” “Target” and “Maximum” levels for each Performance Component, or a percentage determined using linear interpolation if actual performance falls between any two levels (and rounded to the nearest whole percentage point and, if equally between two percentage points, rounded up). In the event that actual performance does not meet the “Primary Threshold” or “Threshold” level for any Performance Component, as applicable, the “Achievement

Percentage” with respect to such Performance Component shall be zero. The Committee shall have the discretion pursuant Section 11(d) of the Plan to make equitable adjustments to the Performance Components to account for certain events including, but not limited to, acquisitions or divestitures, acquisition of new technologies, or resolution of legal disputes.
(b)“Adjusted EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization, as reported in the Company’s Form 10-Ks and Form 10-Qs as filed with the Securities and Exchange Commission with such adjustments as are recommended by management and approved by the Committee for items that are infrequent in occurrence and/or unusual in nature and consistent with similar adjustments made for purposes of annual bonus compensation.
(c)“Constructive Termination” means the occurrence of any one or more of the following events without the Participant's written consent: (i) with respect to any Participant holding the title of Vice President or above, any reduction in position, overall responsibilities, level of authority, title or level of reporting; (ii) a reduction in the Participant’s base compensation and annual incentive compensation opportunity, measured in the aggregate, which is not the result of a uniformly applied adjustment across all similarly situated personnel within the Company; or (iii) a requirement that the Participant's location of employment be relocated by more than fifty (50) miles from the Participant’s then-current location, provided, that any such event shall constitute a Constructive Termination only if the Participant gives written notice to the Committee within ten (10) days of the later of its occurrence or Executive’s knowledge thereof, the circumstances giving rise to the Constructive Termination are not cured within thirty (30) business days of such notice, and the Participant resigns from employment within sixty (60) days following such failure to cure. In the event that the Participant is a party to an employment or severance agreement with the Company (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing.
(d)“Revenue” means revenue as reported in the Company’s Form 10-Ks and Form 10-Qs as filed with the Securities and Exchange Commission with such adjustments as are recommended by management and approved by the Committee for items that are infrequent in occurrence and/or unusual in nature and consistent with similar adjustments made for purposes of annual bonus compensation.
(e)“Peer Group Members” means all of [•], including the Company, on the date that is 20 trading days prior to the commencement of the Performance Period, with the following modifications: (i) except as provided in clause (ii) below, only those entities that continue to trade throughout the Performance Period without interruption on a National Exchange shall be included; and (ii) any such entity that files for bankruptcy (“Bankrupt Peer”) during the Performance Period shall continue to be included.
(f)“Relative TSR Percentile Rank” means the percentile performance of the Company as compared to the Peer Group Members. Relative TSR Percentile Rank is determined by ranking the Company and all other Peer Group Members according to their respective Total Shareholder Return for the Performance Period. The ranking is in order from minimum to maximum, with the lowest performing entity assigned a rank of one. Peer Group Members with the same Total Shareholder Return (calculated to four decimal places) will share the same rank and subsequent rankings will reflect the number of Peer Group Members sharing preceding rankings. The Company’s ranking is then divided by the total number of Peer Group Members to get the Company’s Relative TSR Percentile Rank.
(g)“Retirement” means termination of employment with the Company Group (for any reason other than Disability, death or Cause) at a time when (i) the Participant has attained the age of 55, (ii) the sum of the Participant’s age plus completed years of service with the Company Group is at least 65, (iii) the Participant has completed at least five (5) years of service with the Company Group, and (iv) the Participant does not have an offer for and has not accepted employment with any other for profit business on financial terms and conditions substantially similar to those provided by the Company before the end of the Performance Period; provided, however, that unless the Committee agrees otherwise, no termination of employment shall be a Retirement unless the Participant has provided at least sixty (60) days’ advance written notice of the Participant’s intent to retire.
(h)“Performance Components” means the Performance Criteria applicable to an Award.
(i)“Total Shareholder Return” of either the Company or a Peer Group Member means the result of dividing (1) the sum of the cumulative value of an entity’s dividends for the Performance Period, plus the entity’s Ending Price, minus the Beginning Price, by (2) the Beginning Price, calculated to four decimal places. For purposes of determining the cumulative value of an entity’s dividends during the Performance Period, it will be assumed that all dividends declared and paid with respect to a particular entity during the Performance Period were reinvested in such entity at the ex-dividend date, using the closing price on such date. The aggregate shares, or fractional shares thereof, that will be assumed to be purchased as part of the reinvestment calculation will be multiplied by the Ending Price to determine the cumulative value of an entity’s dividends for the Performance Period. For these purposes:
(i)“Price” is the principal stock exchange or quotation system closing prices on the date in question;
(ii)“Beginning Price” is the average Price for the period of 20 trading days immediately preceding the first day of the Performance Period; provided, however, that if the applicable common stock has not been trading for a full 20 trading day period prior to the applicable measurement date, the average closing price shall be determined based on such shorter number of days that such common stock has been trading as of such measurement date;
(iii)“Ending Price” is the average Price for the period of 20 trading days immediately preceding and including the final day of the Performance Period; and
(iv)any Bankrupt Peer and any Peer Group Member that (A) merges with or is acquired by another Peer Group Member, or (B) is acquired by a company who is not a Peer Group Member shall have a Total Shareholder Return of negative one hundred percent (-100%);
in each case, with such adjustments as are necessary, in the judgment of the Committee to equitably calculate Total Shareholder Return in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the Company or the Peer Group Member, as applicable.
(j)“Triggering Event” means (i) the Participant’s employment with the Company Group is terminated by the Company Group for any reason other than on account of death, Disability or Cause or (ii) the occurrence of a Constructive Termination.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE WITH RESPECT TO RESTRICTED STOCK UNITS AND PERFORMANCE SHARE UNITS, THE AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF AWARDS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN.

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

TRANSUNION	Participant

By: Title:

TRANSUNION
2015 OMNIBUS INCENTIVE PLAN
AWARD AGREEMENT WITH RESPECT TO
RESTRICTED STOCK UNITS AND PERFORMANCE SHARE UNITS
Pursuant to the Grant Notice with respect to Restricted Stock Units and Performance Share Units (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Award Agreement (including any addenda or exhibits) (this “Award Agreement”) and the TransUnion 2015 Omnibus Incentive Plan (the “Plan”), TransUnion (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units and Performance Share Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units (“Restricted Stock Units”) and Performance Share Units (“Performance Share Units”) provided in the Grant Notice (with each Restricted Stock Unit and each Performance Share Unit representing an unfunded, unsecured right to receive one share of Common Stock upon vesting). Any reference hereunder to an “Award” shall mean, collectively or individually, Restricted Stock Units and Performance Share Units. The Company may make one or more additional grants of Awards to the Participant under this Award Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Award Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Awards hereunder and makes no implied promise to grant additional Awards.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Awards shall vest and the restrictions on such Awards shall lapse as provided in the Grant Notice.
3.Settlement of Awards. The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.
4.Treatment of Awards Upon Termination. Except as provided in the Grant Notice, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5.Noncompetition. Participant acknowledges and agrees with the Company that Participant’s services to the Company are unique in nature and that the Company would be irreparably damaged if Participant were to provide similar services to any person or entity competing with the Company. Participant accordingly covenants and agrees with the Company that during the period commencing with the date of this Award Agreement and ending, on (i) if termination of the Participant’s employment results from the Participant’s Retirement, the later of (A) the conclusion of any Performance Period (as set forth in the Grant Notice) and (B) the first anniversary of Participant’s Termination, or (ii) otherwise, the first anniversary of Participant’s Termination (the “Noncompetition Period”), Participant shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any Competitive Business (including, without limitation, any division, group or franchise of a larger organization). For purposes of this Award Agreement, the term “participate in” (with the term “participating in” having a correlative meaning with the foregoing) shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture or other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). The foregoing restrictions on the Participant are not applicable (i) if the Participant’s employment with the Company Group is terminated by the Company without Cause, and (ii) to any passive investment made by the Participant in any public entity that is or includes a Competitive Business, provided such investment is not greater than 3% of market value of such public entity.
6.Nonsolicitation. Participant further covenants and agrees that during the Noncompetition Period, Participant shall not, directly or indirectly (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any such employee, (ii) hire directly or through another entity any person who is then an employee of the Company or was an employee of the Company within six months preceding the date of such attempted hiring, (iii) induce or attempt to induce any customer or client of the Company to (A) cease doing business with the Company or (B) acquire any Competitive Service from any person or entity other than the Company or its Affiliates or (iv) in any way interfere with the relationship between any such customer or client and the Company.
7.Geographic Scope. The provisions of Section 5 and Section 6 shall apply, while Participant is employed, to countries in which the Company conducts business during the period from the date of this Award Agreement to the date of Termination and, with respect to portions of the Noncompetition Period following the date of Termination, to the countries in which (i) the Company conducted business at Termination or (ii) at the time of Participant’s Termination, the Company had approved plans to conduct business within the following 12 months.
8.Nondisparagement. Participant shall not, directly or indirectly, disparage the Company and/or communicate, either in writing or orally, any statement that bears negatively on the Company’s reputation, services, products, principals, customers, policies, adherence to the law (unless otherwise required by law), shareholders, officers, directors, officials, executives, employees, agents, representatives, business or other legitimate interests of the Company.
9.Acknowledgments. Participant acknowledges that the restrictions contained in this Award Agreement do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. Participant agrees and acknowledges that the potential harm to the Company resulting from the non-enforcement of Section 5, Section 6, or Section 8 outweighs any potential harm to Participant of the enforcement of such provisions by injunction or otherwise. Participant acknowledges that Participant has carefully read this Award Agreement and has given careful consideration to the restraints imposed upon Participant by this Award Agreement and is in full agreement regarding their necessity for the reasonable and proper protection of the business goodwill and competitive positions of the Company now existing or to be developed in the future and that each and every restraint imposed by this Award Agreement is reasonable with respect to subject matter, time period and geographical area. The Company agrees that it will provide notice of any purported violations of this Award Agreement by Participant, as well as an opportunity during the 30 days thereafter to cure the purported violations; provided that the violations are not willful violations and can reasonably be cured within 30 days. Notwithstanding the foregoing or anything else to the contrary contained herein, in the event that the Participant is a party to an employment, retention or severance agreement with the Company (or a successor entity) that contains provisions that conflict with Section 5, Section 6, or Section 8, the corresponding provisions of such employment, retention or severance agreement shall apply and control.
10.Certain Definitions. For purposes of this Award Agreement, the following definitions will apply:
a.“Company” as used in this Award Agreement with reference to employment shall include the Company and its subsidiaries.
b.“Competitive Business” means any business or person that has operations that generates a significant portion of its annual revenues from any line of business, product or service that competes with, or is meant to compete with, any Company Group line of business, product or service offered by the Company Group as of the date of termination or planned to be offered by the Company Group within the 12 months following termination, including, but not limited to, the following: [•].
c.“Participant,” when used under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Awards may be transferred in accordance with the Plan, shall be deemed to include such person or persons.
11.Non-Transferability. The Awards are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Awards, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Awards shall terminate and become of no further effect.
12.Rights as Stockholder; Additional Agreements. The Participant or a permitted transferee of the Awards shall have no rights as a stockholder with respect to any share of Common Stock underlying an Award unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock and, subject to Section 12 of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, the Awards, or settlement of the Awards, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
13.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof; provided, that the Committee may allow a withholding of shares in excess of the minimum required statutory liability if the Committee determines that such excess withholding would not result in adverse accounting consequences.
14.Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law. In addition, if the Participant receives any amount in excess of the amount that the Participant should have otherwise received under the terms of the Awards for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Committee may provide that the Participant shall be required to repay any such excess amount to the Company.
15.Detrimental Activity. Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Award Agreement, if the Participant has engaged or engages in any Detrimental Activity, the Committee may, in its sole discretion, (1) cancel any or all of the Awards, and (2) the Participant will forfeit any gain realized on the vesting of such Awards, and must repay the gain to the Company.
16.Notice. Every notice or other communication relating to this Award Agreement between the Company and the Participant shall be in writing, and shall be mailed, transmitted or delivered to the party for whom it is intended at such physical or electronic (e-mail) address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed, transmitted or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed or transmitted to the Participant at the Participant’s last known address or e-mail address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
17.No Right to Continued Service. This Award Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
18.Binding Effect. This Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto, and each member of the Company Group, and each of their respective Affiliates, shall have the right to enforce Section 5, Section 6, and Section 8 hereof.
19.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification may be consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
20.Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
21.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Agreement, the Plan shall govern and control.
22.Section 409A. It is intended that the Awards granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder. The certification by the Compensation Committee and payment with respect to the Awards will occur between January 1 and March 15 of the calendar year following the end of the Performance Period. The Company does not guarantee any particular tax effect with respect to the Awards.

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